UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 14, 2003

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 14 pages.

ITEM 9.   Regulation FD Disclosure (Information provided pursuant to Item 12)

          The purpose of this Current Report on Form 8-K is to file BB&T Corporation's Quarterly Performance Summary for the first quarter of 2003.

EXHIBIT INDEX

Exhibit 99.1 Quarterly Performance Summary issued April 14, 2003

April 14, 2003

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3088	(336) 733-1002

BB&T's net income up 5.8% in 1st quarter; earnings increase 7.0% excluding merger charges

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today first quarter 2003 net income totaling $327.7 million, or $.69 per diluted share. Net income increased 5.8% compared to $309.6 million earned in the first quarter of 2002 and diluted earnings per share increased 4.5% compared to prior year earnings of $.66.

          Excluding the effect of expenses associated with completing mergers and acquisitions, operating earnings totaled $330.8 million in 2003, an increase of 7.0% compared to 2002. Diluted operating earnings per share for the current quarter were $.70, excluding merger-related charges, an increase of 6.1% compared with the $.66 earned during the same period of 2002. Merger-related charges for the first quarter of 2003 totaled $3.1 million after-tax.

          BB&T’s first quarter 2003 operating earnings produced annualized returns on average assets and average shareholders’ equity of 1.69% and 17.94%, respectively.

          Cash basis operating results exclude the effects of intangible assets and related amortization expenses, as well as merger-related charges. Cash basis operating earnings totaled $334.9 million for the first quarter of 2003, or $.71 per diluted share. These results reflect increases of 7.4% and 6.0%, respectively, compared to results for the first quarter of 2002. Cash basis operating earnings for the current quarter produced an annualized return on average tangible assets of 1.76% and an annualized return on average tangible shareholders’ equity of 24.26%.

MORE

          “I am pleased to announce solid first quarter earnings, particularly given the continued weakness in overall economic conditions,” said Chairman and Chief Executive Officer John A. Allison. “An already slow economy was negatively affected by global uncertainties and poor weather conditions. The combination of these factors reduced loan demand in our markets and led to a modest increase in first quarter levels of nonperforming assets. Notwithstanding economic challenges, our noninterest income generating businesses continue to produce strong results and our asset quality compares favorably with the industry.”

Noninterest Income Producing Businesses Have Another Strong Quarter

          Solid growth from BB&T’s noninterest income generating businesses was a leading contributor to first quarter results. Total noninterest income was $444.9 million for the quarter, an increase of 24.4% compared with the same period in 2002. This increase was primarily driven by mortgage banking income, insurance commissions and income from nondeposit services.

          Aided by the low interest rate environment, BB&T originated mortgage loans totaling $5.2 billion during the current quarter compared to $2.8 billion during the same period in 2002. As a result, mortgage banking income, composed primarily of gains from loan sales, origination fees and servicing fees, increased 79.6% to $60.0 million in the first quarter of 2003 compared to the $33.4 million earned in the first quarter last year. BB&T’s income from mortgage banking for the current quarter was reduced by a $36.9 million writedown in the value of mortgage servicing rights resulting from high levels of mortgage loan refinance activity. In the first quarter of 2002, BB&T recorded a writedown in mortgage servicing rights totaling $9.8 million. These writedowns were largely offset by gains from sales of securities.

          Commissions from BB&T’s insurance operations totaled $88.7 million in the first quarter of 2003, up 31.6% compared with the first quarter last year. The primary drivers of this growth were increased sales of insurance products to BB&T’s client base and additional revenues from insurance agencies acquired during 2003 and 2002. Excluding the effect of these acquisitions, insurance commissions increased approximately 15%.

          Nondeposit service charges and fees totaled $56.3 million for the quarter, an increase of 27.5% compared to the $44.1 million earned during the same period in 2002. This growth resulted primarily from increased income in bankcard-related services, ATM and point-of-sale fees, safe deposit box fees, and income from other nondeposit-related services.

BB&T Recognized Nationally for Its Reputation and Performance

          During the first quarter, BB&T earned notably high marks from several national financial publications and organizations. Fortune magazine’s 21st annual survey of “America’s Most Admired Companies” ranked BB&T at No. 4 in the “Superregional Bank” category. BB&T ranked 7th in the survey a year ago, gaining more ground than any institution in the Superregional category. In addition, BB&T was named to the Forbes Platinum 400 list of America’s “Best Big Companies” for a fourth consecutive year.

MORE

          BB&T also received an overall rating of “A” in the first ever survey of the nation’s 21 largest banks conducted by Rating Research LLC. The survey rated banks in seven categories, including strength of reputation, customer focus, and ethical behavior. Only two other banks received higher marks. Finally, BB&T’s commitment to employee development through innovative training initiatives placed BB&T in the top 6% among more than 800 organizations evaluated in Training magazine’s 2003 “Training Top 100” list.

          “We are proud to be recognized for our performance and the manner in which we achieve those results,” Allison said. “Our success is the result of our steadfast adherence to a core set of values that have long been synonymous with BB&T’s approach to doing business, and our commitment to creating an environment where our employees can realize their potential and excel in serving our clients.”

Loan Growth and Asset Quality Affected by Weak Economic Conditions

          The continuing effects of the difficult economic environment in BB&T’s core markets were evident in the levels of total nonperforming assets, which increased slightly during the first quarter of 2003. Nonperforming assets as a percentage of total assets increased to .60% at March 31 compared to .56% at both March 31, 2002 and at the end of 2002. Annualized net charge-offs were .47% of average loans and leases for the first quarter of 2003, down slightly compared with .48% for the first quarter of 2002 and .51% in the fourth quarter of 2002. Excluding losses at BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .35% of average loans and leases compared to .37% for the same period in 2002.

          Despite the increase in the level of nonperforming assets, BB&T’s loan portfolio continues to outperform the industry in terms of credit quality. According to the most recently available FDIC Quarterly Banking Profile, the average net charge-off ratio for institutions with assets greater than $5 billion was 1.28%, and the ratio of nonperforming assets to total assets was 1.01%.

BB&T Announces First Virginia Merger

           On Jan. 21, BB&T announced plans to acquire First Virginia Banks Inc., headquartered in Falls Church, Va. First Virginia, which had $11.2 billion in assets at year-end, is the parent company of eight community banks and operated 364 branches in Virginia, Maryland and Northeast Tennessee. The merger will substantially expand BB&T's presence in these key fast-growing markets and grow BB&T's deposit market share to No. 2 in Virginia, to No. 4 in the Washington, D.C. area, to No. 7 in Maryland, and to No. 10 in Tennessee. Subsequent to the merger, the combined company is expected to have more than $91 billion in assets, which would make it the 11th largest financial holding company in the nation.

          “The acquisition of First Virginia is an important milestone in the history of BB&T,” said Allison. “By capitalizing on the tremendous synergies between our companies in terms of operating philosophy, community banking structure, client-focused culture and excellent asset quality, we will be able to improve our operating efficiency and significantly enhance the value of our franchise.”

MORE

          On April 1, BB&T completed the acquisition of Southeastern Fidelity Corporation of Tallahassee, Fla., which will be combined with Prime Rate Premium Finance Corporation, thus making BB&T’s wholly-owned insurance premium finance subsidiary one of the largest companies of its type in the Southeast and mid-Atlantic. On Jan. 2, BB&T Insurance Services completed the acquisition of Cranman & Company of Savannah, Ga. On April 3, BB&T Insurance Services announced plans to acquire Old Colony Insurance Service Inc. of Louisville, Ky., and Cromwell Insurance Agency of Lexington, Ky. These acquisitions are the first steps in expanding BB&T’s insurance agency network into Kentucky’s economically attractive insurance market and bringing diversified, high quality insurance products to BB&T’s clients in the state.

          In addition to the mergers and acquisitions described above, BB&T successfully completed the acquisition and systems integration of Equitable Bank of Wheaton, Md., during the first quarter. Through this acquisition, BB&T expanded its presence in the fast-growing and economically appealing suburbs of Washington, D.C.

          At March 31, BB&T had $79.6 billion in assets and operated 1,118 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on April 11 was $32.15 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBandT.com.

Earnings Webcast

          To hear a live webcast of BB&T’s first quarter 2003 earnings conference call at 11 a.m. (EDT) today, please visit our Web site at www.BBandT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) April 25.

_________________

          This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). BB&T’s management uses these non-GAAP measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains or losses that are unusual in nature or are associated with acquiring and converting merged entities. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

          This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/03	3/31/02	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,084,878	$1,119,617	$(34,739)	(3.1	) %
Interest expense	362,702	434,361	(71,659)	(16.5)
Net interest income - taxable equivalent	722,176	685,256	36,920	5.4
Less: Taxable equivalent adjustment	29,998	37,990	(7,992)	(21.0)
Net interest income	692,178	647,266	44,912	6.9
Provision for loan & lease losses	63,000	56,500	6,500	11.5
Net interest income after provision for loan & lease losses	629,178	590,766	38,412	6.5
Noninterest income (2)	444,921	357,551	87,370	24.4
Noninterest expense (3)	599,359	516,516	82,843	16.0
Operating earnings before income taxes	474,740	431,801	42,939	9.9
Provision for income taxes	143,941	122,554	21,387	17.5
Operating earnings (1)	$330,799	$309,247	$21,552	7.0%

PER SHARE DATA BASED ON OPERATING EARNINGS
Basic earnings	$.70	$.67	$.03	4.5%
Diluted earnings	.70	.66	.04	6.1
Weighted average shares - Basic	470,529,359	462,902,144
Diluted	474,348,203	468,604,312
Dividends paid on common shares	$.29	$.26	$.03	11.5%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS
Return on average assets	1.69%	1.75
Return on average equity	17.94	19.39
Net yield on earning assets (taxable equivalent)	4.13	4.26
Efficiency (taxable equivalent) (4)	50.9	49.7

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(5)
Earnings excluding merger-related charges	$334,919	$311,951	$22,968	7.4%
Diluted earnings per share	.71	.67	.04	6.0
Return on average tangible assets	1.76%	1.80%
Return on average tangible equity	24.26	23.46
Efficiency ratio (taxable equivalent) (4)	50.3	49.3

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/03	3/31/02	$	%

INCOME STATEMENTS
Interest income - taxable equivalent	$1,084,878	$1,119,617	$(34,739)	(3.1)%
Interest expense	362,702	434,361	(71,659)	(16.5)
Net interest income - taxable equivalent	722,176	685,256	36,920	5.4
Less: Taxable equivalent adjustment	29,998	37,990	(7,992)	(21.0)
Net interest income	692,178	647,266	44,912	6.9
Provision for loan & lease losses	63,000	56,500	6,500	11.5
Net interest income after provision for loan & lease losses	629,178	590,766	38,412	6.5
Noninterest income	444,921	357,551	87,370	24.4
Noninterest expense	604,088	531,135	72,953	13.7
Income before income taxes and cumulative effect of change in accounting principle	470,011	417,182	52,829	12.7
Provision for income taxes	142,263	117,317	24,946	21.3
Income before cumulative effect of change in accounting principle	327,748	299,865	27,883	9.3
Cumulative effect of change in accounting principle	--	9,780	(9,780)	NM
Net income	$327,748	$309,645	$18,103	5.8%

PER SHARE DATA
Basic earnings
Income before cumulative effect of change in accounting principle	$.70	$.65	$.05	7.7%
Cumulative effect of change in accounting principle	--	.02	(.02)	NM
Net income	.70	.67	.03	4.5
Diluted earnings
Income before cumulative effect of change in accounting principle	.69	.64	.05	7.8
Cumulative effect of change in accounting principle	--	.02	(.02)	NM
Net income	$.69	$.66	$.03	4.5%

Weighted average shares - Basic	470,529,359	462,902,144
Diluted	474,348,203	468,604,312

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.68%	1.76%
Return on average equity	17.78	19.41

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings statements exclude the effect of charges primarily resulting from mergers, and the cumulative effect of a change in accounting principle, which resulted in the recognition of income totaling $9.8 million in the first quarter of 2002. Merger-related charges totaled $3.1 million and $9.4 million in the first quarters of 2003 and 2002, respectively. See Reconciliation Table.
	(2)	Excluding purchase accounting transactions, noninterest income would have increased $55.8 million, or 14.3% for the quarter, compared to the same period in 2002.
	(3)	Excluding purchase accounting transactions, noninterest expense would have increased $29.9 million, or 5.2% for the quarter, compared to the same period in 2002.
	(4)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and merger-related charges.
	(5)	Cash basis performance excludes the effect on earnings of amortization expense applicable to intangible assets and the unamortized balances of intangibles from assets and equity. See Reconciliation Table.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	As of / For the Three Months Ended		Increase (Decrease)

(Dollars in thousands)	3/31/03	3/31/02	$	%

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$16,721,662	$17,515,228	$(793,566)	(4	.5) %
Securities held to maturity	57,489	44,189	13,300		30.1
Trading securities	172,789	143,976	28,813		20.0
Total securities	16,951,940	17,703,393	(751,453)		(4.2)
Commercial loans & leases	29,331,744	28,166,060	1,165,684		4.1
Consumer loans	12,865,697	11,944,978	920,719		7.7
Revolving credit loans	1,037,135	953,748	83,387		8.7
Mortgage loans	10,542,311	9,092,620	1,449,691		15.9
Total loans & leases	53,776,887	50,157,406	3,619,481		7.2
Allowance for loan & lease losses	716,276	705,905	10,371		1.5
Other earning assets	435,066	333,035	102,031		30.6
Total earning assets	70,709,082	67,924,614	2,784,468		4.1
Total assets	79,647,890	74,949,720	4,698,170		6.3
Noninterest-bearing deposits	8,614,360	7,142,729	1,471,631		20.6
Savings & interest checking	3,076,491	3,287,663	(211,172)		(6.4)
Money rate savings	16,388,917	14,894,883	1,494,034		10.0
CDs and other time deposits	23,161,261	23,145,964	15,297		.1
Total deposits	51,241,029	48,471,239	2,769,790		5.7
Short-term borrowed funds	4,229,003	6,043,367	(1,814,364)		(30.0)
Long-term debt	13,565,934	11,444,091	2,121,843		18.5
Total interest-bearing liabilities	60,421,606	58,815,968	1,605,638		2.7
Total shareholders' equity	$7,561,078	$7,055,418	$505,660		7.2%

Average balances
Securities, at amortized cost	$16,428,321	$16,481,523	$(53,202)		(.3) %
Commercial loans & leases	29,100,165	26,398,376	2,701,789		10.2
Consumer loans	12,798,003	11,346,619	1,451,384		12.8
Revolving credit loans	1,038,444	944,385	94,059		10.0
Mortgage loans	10,772,525	9,143,932	1,628,593		17.8
Total loans & leases	53,709,137	47,833,312	5,875,825		12.3
Allowance for loan & lease losses	729,456	658,067	71,389		10.8
Other earning assets	452,010	455,620	(3,610)		(.8)
Total earning assets	70,589,468	64,770,455	5,819,013		9.0
Total assets	79,154,304	71,481,754	7,672,550		10.7
Noninterest-bearing deposits	7,687,410	6,498,675	1,188,735		18.3
Savings & interest checking	3,375,038	3,201,268	173,770		5.4
Money rate savings	16,228,100	13,721,226	2,506,874		18.3
CDs and other time deposits	24,322,564	22,276,896	2,045,668		9.2
Total deposits	51,613,112	45,698,065	5,915,047		12.9

Short-term borrowed funds	4,019,301	5,930,643	(1,911,342)		(32.2)
Long-term debt	13,582,346	11,572,300	2,010,046		17.4
Total interest-bearing liabilities	61,527,349	56,702,333	4,825,016		8.5
Total shareholders' equity	$7,477,149	$6,469,084	$1,008,065		15.6

	As of / For the Quarter Ended

(Dollars in thousands)	3/31/03	12/31/02	9/30/02	6/30/02	3/31/02

MISCELLANEOUS INFORMATION (1)
Unrealized appreciation (depreciation) on
securities available for sale, net of tax	$280,309	$329,149	$333,476	$291,101	$160,399
Derivatives (notional value)	13,195,050	11,697,739	9,476,733	5,787,952	5,222,994
Fair value of derivatives portfolio	179,474	149,498	79,380	40,848	46,936
Common stock prices (daily close): High	38.63	38.23	38.40	39.23	39.11
Low	31.15	31.26	32.18	36.60	34.47
End of period	31.43	36.99	35.04	38.60	38.11
Weighted average shares - Basic	470,529,359	474,905,234	477,112,074	478,121,878	462,902,144
Diluted	474,348,203	480,065,651	482,325,535	484,009,961	468,604,312
End of period shares outstanding	471,218,625	470,452,260	480,439,801	475,535,863	481,195,674
End of period banking offices	1,118	1,122	1,123	1,122	1,132
ATMs	1,694	1,698	1,701	1,723	1,718

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income.
	(1)	BB&T had approximately 23,000 full-time equivalent employees at March 31, 2003.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/03	12/31/02	9/30/02	6/30/02	3/31/02

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest & fees on loans & leases	$858,137	$899,264	$897,969	$881,019	$844,798
Interest & dividends on securities	224,940	236,880	267,667	276,837	272,326
Interest on short-term investments	1,801	1,879	1,922	1,554	2,493
Total interest income - taxable equivalent	1,084,878	1,138,023	1,167,558	1,159,410	1,119,617
Interest expense
Interest on deposits	207,624	231,021	254,248	258,187	259,602
Interest on short-term borrowed funds	13,664	18,770	24,140	26,464	26,449
Interest on long-term debt	141,414	145,360	146,515	147,518	148,310
Total interest expense	362,702	395,151	424,903	432,169	434,361
Net interest income - taxable equivalent	722,176	742,872	742,655	727,241	685,256
Less: Taxable equivalent adjustment	29,998	34,801	40,563	37,210	37,990
Net interest income	692,178	708,071	702,092	690,031	647,266
Provision for loan & lease losses	63,000	84,700	64,000	58,500	56,500
Net interest income after provision for
loan & lease losses	629,178	623,371	638,092	631,531	590,766
Noninterest income
Service charges on deposits	96,778	105,686	104,754	101,874	90,162
Mortgage banking income	59,972	103,010	(88,343)	24,695	33,387
Investment banking & brokerage fees & commissions	51,909	53,742	47,912	56,039	52,893
Trust revenue	26,009	19,750	27,388	24,197	23,128
Insurance commissions	88,658	87,618	80,401	78,049	67,368
Other nondeposit fees & commissions	56,272	58,135	54,145	52,100	44,122
Securities gains (losses), net	34,234	1,508	135,519	19,666	13,407
Other noninterest income	31,089	27,172	31,583	28,244	33,084
Total noninterest income	444,921	456,621	393,359	384,864	357,551
Noninterest expense
Personnel expense	352,701	350,213	323,119	319,622	304,893
Occupancy & equipment expense	87,727	87,383	85,550	84,688	83,451
Foreclosed property expense	4,069	3,226	2,874	880	341
Amortization of intangibles	6,754	3,203	7,073	6,258	4,351
Other noninterest expense	148,108	165,128	145,863	144,582	123,480
Total noninterest expense	599,359	609,153	564,479	556,030	516,516
Operating earnings before income taxes	474,740	470,839	466,972	460,365	431,801
Provision for income taxes	143,941	127,122	131,003	131,363	122,554
Operating earnings (1)	$330,799	$343,717	$335,969	$329,002	$309,247

PER SHARE DATA BASED ON
OPERATING EARNINGS
Basic earnings	$.70	$.72	$.70	$.69	$.67
Diluted earnings	.70	.72	.70	.68	.66
Dividends paid on common shares	.29	.29	.29	.26	.26
Book value per share	$16.05	$15.70	$15.68	$14.99	$14.66

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS
Return on average assets	1.69%	1.74%	1.72%	1.75%	1.75%
Return on average equity	17.94	18.32	18.09	18.44	19.39
Net yield on earning assets (taxable equivalent)	4.13	4.22	4.25	4.27	4.26
Efficiency (taxable equivalent) (2)	50.9	50.6	49.6	50.1	49.7
Noninterest income as a percentage of
total income (taxable equivalent) (2)	38.3	38.0	34.4	34.4	34.1
Equity as a percentage of total assets
end of period	9.5	9.2	9.6	9.3	9.4
Average earning assets as a percentage of
average total assets	89.2	89.5	89.8	90.3	90.6
Average loans & leases as a percentage of
average deposits	104.1	105.5	102.1	101.9	104.7

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$334,919	$345,564	$340,261	$332,899	$311,951
Diluted earnings per share	.71	.72	.71	.69	.67
Return on average tangible assets	1.76%	1.79%	1.78%	1.81%	1.80%
Return on average tangible equity	24.26	24.58	23.72	23.94	23.46
Efficiency ratio (taxable equivalent) (2)	50.3	50.3	49.0	49.5	49.3

NOTES:		Applicable ratios are annualized.
	(1)	Operating income statements exclude the effect of expenses primarily associated with mergers. Net merger-related charges totaled $3.1 million, $6.5 million, $7.8 million, $1.1 million and $(.4 million), net of tax, for the quarters ended March 31, 2003, , December 31, 2002, September 30, 2002, June 30, 2002, and March 31, 2002, respectively. See Reconcilation Table
	(2)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and merger-related charges.
	(3)	Cash basis performance excludes the effect on earnings of amortization expense applicable to intangible assets and the unamortized balances of intangibles from assets and equity. See Reconciliation Table.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	3/31/03	12/31/02	9/30/02	6/30/02	3/31/02

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$16,721,662	$17,599,477	$16,416,181	$18,076,387	$17,515,228
Securities held to maturity	57,489	55,523	51,401	47,366	44,189
Trading securities	172,789	148,488	121,525	132,305	143,976
Total securities	16,951,940	17,803,488	16,589,107	18,256,058	17,703,393
Commercial loans & leases	29,331,744	29,054,232	28,955,027	28,433,219	28,166,060
Consumer loans	12,865,697	12,811,120	12,708,072	12,305,600	11,944,978
Revolving credit loans	1,037,135	1,050,738	1,010,860	985,487	953,748
Mortgage loans	10,542,311	10,601,923	10,390,742	8,806,304	9,092,620
Total loans & leases	53,776,887	53,518,013	53,064,701	50,530,610	50,157,406
Allowance for loan & lease losses	716,276	723,685	723,688	706,446	705,905
Other earning assets	435,066	442,570	518,476	330,555	333,035
Total earning assets	70,709,082	71,227,929	69,629,079	68,638,124	67,924,614
Total assets	79,647,890	80,216,816	78,186,831	76,333,441	74,949,720
Noninterest-bearing deposits	8,614,360	7,864,338	7,967,366	7,625,530	7,142,729
Savings & interest checking	3,076,491	3,071,551	2,970,575	3,290,255	3,287,663
Money rate savings	16,388,917	17,188,942	15,636,969	14,632,630	14,894,883
CDs and other time deposits	23,161,261	23,155,185	23,236,561	25,360,774	23,145,964
Total deposits	51,241,029	51,280,016	49,811,471	50,909,189	48,471,239
Short-term borrowed funds	4,229,003	5,396,959	4,797,992	4,930,434	6,043,367
Long-term debt	13,565,934	13,587,841	13,384,826	10,979,492	11,444,091
Total interest-bearing liabilities	60,421,606	62,400,478	60,026,923	59,193,585	58,815,968
Total shareholders' equity	7,561,078	7,387,914	7,534,817	7,128,356	7,055,418
Goodwill	1,737,617	1,723,379	1,698,563	1,457,257	1,417,993
Core deposit & other intangibles	146,145	148,824	138,616	119,533	137,202
Total intangibles	1,883,762	1,872,203	1,837,179	1,576,790	1,555,195
Mortgage servicing rights	$313,805	$318,839	$280,821	$395,654	$386,386

Average balances
Securities, at amortized cost	$16,428,321	$16,103,478	$17,574,918	$17,593,605	$16,481,523
Commercial loans & leases	29,100,165	28,916,175	28,550,713	28,278,986	26,398,376
Consumer loans	12,798,003	12,771,340	12,557,457	12,210,161	11,346,619
Revolving credit loans	1,038,444	1,020,357	997,863	968,088	944,385
Mortgage loans	10,772,525	10,898,394	9,522,243	8,808,602	9,143,932
Total loans & leases	53,709,137	53,606,266	51,628,276	50,265,837	47,833,312
Allowance for loan & lease losses	729,456	731,126	716,160	708,395	658,067
Other earning assets	452,010	488,991	456,474	354,745	455,620
Total earning assets	70,589,468	70,198,735	69,659,668	68,214,187	64,770,455
Total assets	79,154,304	78,428,911	77,571,231	75,538,200	71,481,754
Noninterest-bearing deposits	7,687,410	7,753,037	7,383,310	7,157,722	6,498,675
Savings & interest checking	3,375,038	3,331,195	3,350,476	3,568,247	3,201,268
Money rate savings	16,228,100	15,821,819	15,110,502	14,617,809	13,721,226
CDs and other time deposits	24,322,564	23,892,511	24,708,799	24,007,125	22,276,896
Total deposits	51,613,112	50,798,562	50,553,087	49,350,903	45,698,065
Short-term borrowed funds	4,019,301	4,626,091	5,245,126	5,788,023	5,930,643
Long-term debt	13,582,346	13,344,191	12,313,297	11,287,626	11,572,300
Total interest-bearing liabilities	61,527,349	61,015,807	60,728,200	59,268,830	56,702,333
Total shareholders' equity	$7,477,149	$7,444,431	$7,370,304	$7,156,600	$6,469,084

RISK-BASED CAPITAL (1)
Risk-based capital:
Tier 1	$5,497,767	$5,290,310	$5,523,128	$5,347,662	$5,371,989
Total	7,942,486	7,741,048	7,714,898	7,021,213	7,205,160
Risk-weighted assets	58,333,041	57,701,308	56,973,337	54,996,625	54,080,258
Average quarterly tangible assets	76,722,517	76,209,580	75,364,440	73,627,410	69,534,802
Risk-based capital ratios:
Tier 1	9.43%	9.17%	9.69%	9.72	9.93%
Total	13.62	13.42	13.54	12.77	13.32
Leverage capital ratio	7.17	6.94	7.33	7.26	7.73

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income.
	(1)	Current quarter information is preliminary.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	3/31/03		12/31/02		9/30/02		6/30/02		3/31/02

ASSET QUALITY ANALYSIS
Allowance For Loan & Lease Losses
Beginning balance	$723,685		$723,688		$706,446		$705,905		$644,418
Allowance for acquired loans, net	1,267		(16,075)		16,861		136		61,177
Reclassification of allowance related
to unfunded commitments	(8,986)		--		--		--		--
Provision for loan & lease losses	63,000		84,700		64,000		58,500		56,500
Charge-offs	(76,867)		(83,067)		(77,732)		(69,144)		(67,206)
Recoveries	14,177		14,439		14,113		11,049		11,016

Net charge-offs	(62,690)		(68,628)		(63,619)		(58,095)		(56,190)

Ending balance	$716,276		$723,685		$723,688		$706,446		$705,905

Nonperforming Assets
Nonaccrual loans & leases	$392,701		$374,842		$358,823		$335,287		$354,916
Foreclosed real estate	60,110		55,448		46,378		49,009		46,687
Other foreclosed property	21,714		21,199		17,712		15,803		20,734
Restructured loans	175		175		2,358		--		--

Nonperforming assets	$474,700		$451,664		$425,271		$400,099		$422,337

Loans 90 days or more past due
& still accruing	$93,609		$115,047		$100,147		$98,143		$100,962
Loans 90 days or more past due & still accruing
as a percentage of total loans and leases	.17%		.21%		.19%		.19%		.20%

Asset Quality Ratios
Nonaccrual and restructured loans & leases
as a percentage of total loans & leases	.73%		.70%		.68%		.66%		.71%
Nonperforming assets as a percentage of:
Total assets	.60		.56		.54		.52		.56
Loans & leases plus
foreclosed property	.88		.84		.80		.79		.84
Net charge-offs as a percentage of
average loans & leases	.47		.51		.49		.46		.48
Net charge-offs excluding specialized
lending as a percentage of average
loans & leases (1)	.35		.40		.39		.37		.37
Allowance for loan & lease losses as
a percentage of loans & leases	1.33		1.35		1.36		1.40		1.41
Allowance for loan & lease losses as
a percentage of loans & leases
held for investment	1.39		1.42		1.42		1.43		1.45
Ratio of allowance for loan & lease losses to:
Net charge-offs	2.82	x	2.66	x	2.87	x	3.03	x	3.10	x
Nonaccrual and restructured loans & leases	1.82		1.93		2.00		2.11		1.99

	For the Quarter Ended

	3/31/03	12/31/02	9/30/02	6/30/02	3/31/02
ANNUALIZED INTEREST YIELDS / RATES (2)
Interest income:
Securities & other	5.38%	5.76%	5.98%	6.20%	6.49%
Loans & leases	6.46	6.67	6.91	7.03	7.14

Total earning assets	6.20	6.45	6.67	6.81	6.97

Interest expense:
Interest-bearing deposits	1.92	2.13	2.34	2.45	2.69
Short-term borrowed funds	1.36	1.61	1.83	1.83	1.81
Long-term debt	4.16	4.33	4.73	5.24	5.19

Total interest-bearing liabilities	2.38	2.57	2.78	2.92	3.10

Net yield on earning assets	4.13%	4.22%	4.25%	4.27%	4.26%

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.
	(2)	Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Three Months Ended		Increase (Decrease)

(Dollars in thousands)	3/31/03	3/31/02	$	%

SELECTED BALANCES ADJUSTED FOR PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans & leases	$29,181,352	$28,443,683	$737,669	2.6%
Consumer loans	12,807,778	11,977,181	830,597	6.9
Revolving credit loans	1,038,489	962,688	75,801	7.9
Mortgage loans	10,889,877	10,765,533	124,344	1.2
Total loans & leases	53,917,496	52,149,085	1,768,411	3.4
Noninterest-bearing deposits	7,691,076	6,964,977	726,099	10.4
Interest-bearing transaction accounts	6,903,292	6,107,190	796,102	13.0
CDs and other time deposits	24,481,640	24,473,395	8,245	--
Other deposits	12,733,712	12,355,653	378,059	3.1
Total deposits	$51,809,720	$49,901,215	$1,908,505	3.8%

SELECTED INCOME STATEMENT ITEMS BASED ON
OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	$724,036	$734,191	$(10,155)	(1.4	) %
Noninterest income
Service charges on deposits	96,809	95,281	1,528	1.6
Mortgage banking income (2)	60,099	39,328	20,771	52.8
Investment banking & brokerage fees & commissions	51,932	53,176	(1,244)	(2.3)
Trust revenue	26,009	29,713	(3,704)	(12.5)
Insurance commissions	88,659	77,407	11,252	14.5
Other nondeposit fees & commissions	56,293	47,198	9,095	19.3
Securities gains (losses), net (2)	34,234	13,520	20,714	NM
Other income	31,090	33,690	(2,600)	(7.7)
Total noninterest income	445,125	389,313	55,812	14.3
Noninterest expense
Personnel expense	353,555	334,308	19,247	5.8
Occupancy & equipment expense	87,937	89,691	(1,754)	(2.0)
Other noninterest expense	159,321	146,868	12,453	8.5
Total noninterest expense	$600,813	$570,867	$29,946	5.2%

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands)	3/31/03	12/31/02	$	%

SELECTED BALANCES ADJUSTED FOR PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans & leases	$29,181,352	$29,042,268	$139,084	1.9%
Consumer loans	12,807,778	12,786,260	21,518	0.7
Revolving credit loans	1,038,489	1,020,425	18,064	7.2
Mortgage loans	10,889,877	11,079,846	(189,969)	(7.0)
Total loans & leases	53,917,496	53,928,799	(11,303)	(0.1)
Noninterest-bearing deposits	7,691,076	7,758,540	(67,464)	(3.5)
Interest-bearing transaction accounts	6,903,292	6,712,494	190,798	11.5
CDs and other time deposits	24,481,640	24,142,938	338,702	5.7
Other deposits	12,733,712	12,490,628	243,084	7.9
Total deposits	$51,809,720	$51,104,600	$705,120	5.6%

SELECTED INCOME STATEMENT ITEMS BASED ON
OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	$724,036	$745,527	$(21,491)	(11.7)%
Noninterest income
Service charges on deposits	96,809	105,737	(8,928)	(34.2)
Mortgage banking income (2)	60,099	103,242	(43,143)	(169.5)
Investment banking & brokerage fees & commissions	51,932	53,752	(1,820)	(13.7)
Trust revenue	26,009	19,750	6,259	128.5
Insurance commissions	88,659	89,026	(367)	(1.7)
Other nondeposit fees & commissions	56,293	58,169	(1,876)	(13.1)
Securities gains (losses), net (2)	34,234	1,508	32,726	NM
Other income	31,090	27,195	3,895	58.1
Total noninterest income	445,125	458,379	(13,254)	(11.7)
Noninterest expense
Personnel expense	353,555	352,173	1,382	1.6
Occupancy & equipment expense	87,937	87,808	129	0.6
Other noninterest expense	159,321	172,362	(13,041)	(30.7)
Total noninterest expense	$600,813	$612,343	$(11,530)	(7.6)%

NOTES:		Applicable growth rates are annualized.
	(1)	Amounts adjusted to exclude growth that resulted from the timing of acquisitions purchased during 2003 and 2002.
	(2)	Mortgage banking income includes provisions for the impairment of mortgage servicing rights totaling $36.9 million and $9.8 million for the three months ended March 31, 2003 and 2002, respectively. These provisions are substantially offset by securities gains.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

	For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/03	12/31/02	9/30/02	6/30/02	3/31/02

RECONCILIATION TABLE
Net income	$327,748	$337,255	$328,157	$327,952	$309,645
Merger-related charges, net of tax	3,051	6,462	7,812	1,050	9,382
Other, net (1)	--	--	--	--	(9,780)
Operating earnings	330,799	343,717	335,969	329,002	309,247
Amortization of intangibles, net of tax	4,120	1,847	4,292	3,897	2,704
Cash basis operating earnings	334,919	345,564	340,261	332,899	311,951

Return on average assets	1.68%	1.71%	1.68%	1.74%	1.76%
Effect of merger-related charges, net of tax	.01	.03	.04	.01	.05
Effect of other, net (1)	--	--	--	--	(.06)
Operating return on average assets	1.69	1.74	1.72	1.75	1.75
Effect of amortization of intangibles, net of tax (3)	.07	.05	.06	.06	.05
Cash basis operating return on average assets	1.76	1.79	1.78	1.81	1.80

Return on average equity	17.78%	17.97%	17.66%	18.38%	19.41%
Effect of merger-related charges, net of tax	.16	.35	.43	.06	.59
Effect of other, net (1)	--	--	--	--	(.61)
Operating return on average equity	17.94	18.32	18.09	18.44	19.39
Effect of amortization of intangibles, net of tax (3)	6.32	6.26	5.63	5.50	4.07
Cash basis operating return on average equity	24.26	24.58	23.72	23.94	23.46

Efficiency (taxable equivalent) (2)	51.3%	51.4%	50.8%	50.2%	50.6%
Effect of merger-related charges, net of tax	(.4)	(.8)	(1.2)	(.1)	(.9)
Operating efficiency (2)	50.9	50.6	49.6	50.1	49.7
Effect of amortization of intangibles, net of tax	(.6)	(.3)	(.6)	(.6)	(.4)
Cash basis operating efficiency (2)	50.3	50.3	49.0	49.5	49.3

Fee income ratio (2)	38.3%	38.0%	34.4%	34.4%	34.7%
Effect of other, net (1)	--	--	--	--	(.6)
Operating fee income ratio (2)	38.3	38.0	34.4	34.4	34.1

Basic earnings per share	$.70	$.71	$.69	$.69	$.67
Effect of merger-related charges, net of tax	--	.01	.01	--	.02
Effect of other, net (1)	--	--	--	--	(.02)
Operating basic earnings per share	.70	.72	.70	.69	.67

Diluted earnings per share	$.69	$.70	$.68	$.68	$.66
Effect of merger-related charges, net of tax	.01	.02	.02	--	.02
Effect of other, net (1)	--	--	--	--	(.02)
Operating diluted earnings per share	.70	.72	.70	.68	.66
Effect of amortization of intangibles, net of tax	.01	--	.01	.01	.01
Cash basis operating diluted earnings per share	.71	.72	.71	.69	.67

NOTES:		Applicable ratios are annualized.
	(1)	Other, net includes a $9.8 million gain resulting from the cumulative effect of adopting a new accounting standard in 2002.
	(2)	Excludes securities gains (losses), foreclosed property expense, and provisions for the impairment of mortgage servicing rights. Operating ratios also exclude merger-related charges.
	(3)	Reflects the effect of excluding intangible assets from average assets and average equity to calculate cash basis ratios.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       April 14, 2003